                                Exhibit 21        Subsidiaries of the Registrant

     The Registrant had the following subsidiaries at May 31, 2000, each of which was wholly owned by the Registrant, except as noted below:

                                                  Jurisdiction of
        Name                                      Incorporation
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National Data Payment Systems, Inc.               New York
Modular Data, Inc.                                Delaware
NDC Federal Systems, Inc.                         Delaware
NDC Health Information Services, Ltd.             United Kingdom
National Data Corporation of Canada, Ltd.         Canada
NDC Check Services, Inc.                          Illinois
Zadall Systems Group, Inc.                        Texas
NDPS Comerica Alliance, LLC (Note 1)              Delaware
Global Payment Systems LLC (Note 2)               Georgia
Global Payment Holding Company                    Delaware
GPS Holding Limited Partnership                   Georgia
Global Payment Systems of Canada, Ltd.            Canada
Health Communication Services (Bermuda) Ltd.      Bermuda
Merchant Services U.S.A., Inc.                    North Carolina
MKA Software (Holdings) Ltd.                      United Kingdom
Hadley Hutt Computing Limited                     United Kingdom
Chemtec Systems Limited                           United Kingdom
NDC Holdings (UK) Ltd.                            Georgia
Source Informatics, Inc.                          Delaware
NDC Health Information Services (Arizona) Inc.    Delaware
SI PMSI Ltd.                                      Delaware
Physerv Solutions, Inc.                           Delaware
EE&C Financial Services, Inc.                     New York
Computerized Medical Communications, Inc.         Illinois
Revenue Production Management, Inc.               Illinois
C-Care, Inc.                                      New Jersey
H.O.P.E. Enterprises Group, Inc.                  New Jersey
Professional Medical Recovery Service, Inc.       New Jersey
CheckRite Recovery Services, Inc.                 Georgia
CheckRite of Phoenix (Note 3)                     Colorado
NDPS Holdings, Inc.                               Delaware
NatDat Corp                                       Delaware
National Data Intellectual Property Corporation   Delaware
The Computer Place                                Arizona
NDC Gaming Services, Inc.                         Illinois
NDC Pharma Services, Ltd.                         UK

Note 1. NDPS Comerica Alliance, LLC is 51% owned by the Registrant.
Note 2. Global Payment Systems LLC is 92.5% owned by the Registrant.
Note 3. CheckRite of Phoenix is 51% owned by the Registrant.